Exhibit 23.2


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Hallwood Energy Corporation on Form S-3 of our report dated March 6, 2000, appearing in the Annual Report on Form 10-K of Hallwood Energy Corporation for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Denver, Colorado

September 5, 2000